As filed with the Securities and Exchange Commission on May 29, 2026
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

The TJX Companies, Inc.
(Exact name of registrant as specified in its charter)

Delaware	04-2207613
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
770 Cochituate Road, Framingham, MA 01701 (508) 390-1000 (Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Alicia C. Kelly
Executive Vice President, Secretary and General Counsel
The TJX Companies, Inc.
770 Cochituate Road
Framingham, MA 01701
(508) 390-1000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Tara Fisher
Ropes & Gray LLP
800 Boylston Street
Prudential Tower
Boston, Massachusetts 02199
(617) 951-7000

Approximate Date of Commencement of Proposed Sale of the Securities to the Public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐
If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒
If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒
If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐
		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

Prospectus

Debt Securities
________________________

The TJX Companies, Inc. may offer debt securities from time to time, in one or more offerings. This prospectus describes some of the general terms of these securities. The specific terms of the debt securities to be offered and other information as to the terms and matters related to a specific offering will be described in one or more prospectus supplements to this prospectus. The prospectus supplements may also add to, update or change the information contained in this prospectus. This prospectus may not be used to offer or sell any debt securities unless accompanied by a prospectus supplement. You should read carefully both this prospectus and any prospectus supplement before making your investment decision.
We may offer and sell the debt securities on an immediate, continuous or delayed basis directly to investors or through underwriters, dealers or agents, or through a combination of these methods at prices and on terms determined at the time of offering. If agents, underwriters or dealers are used to sell the securities, we will name them and describe their compensation in a prospectus supplement.
Investing in these securities involves risks that will be described in “Risk Factors” in the applicable prospectus supplement.

The address of our principal executive offices is 770 Cochituate Road, Framingham, MA 01701, and our telephone number is (508) 390-1000.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
________________________

The date of this prospectus is May 29, 2026.

ABOUT THIS PROSPECTUS

This prospectus is part of an automatically effective shelf registration statement that we filed with the Securities and Exchange Commission, or the SEC. By using a shelf registration statement, we may, at any time and from time to time, in one or more offerings, sell the debt securities described in this prospectus. Each time we offer debt securities using this prospectus, we will provide the specific terms and offering prices and will describe the specific manner in which we will offer these securities in a supplement to this prospectus. Therefore, if there is any inconsistency between the information in this prospectus and the prospectus supplement, you should rely on the information in the prospectus supplement.
The applicable prospectus supplement also may contain important information about U.S. federal income tax consequences and, in certain circumstances, consequences under other countries’ tax laws to which you may become subject if you acquire the debt securities being offered by that prospectus supplement. You should read carefully this prospectus, any prospectus supplement and the additional information described under the heading “Where You Can Find More Information.”
We are not making an offer of these debt securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus or any applicable prospectus supplement is accurate as of any date other than the date of the document. We have not authorized anyone to provide you with different information.
In this prospectus, unless otherwise stated or the context otherwise requires, references to “TJX,” the “Company,” “we,” “us” and “our” refer to The TJX Companies, Inc. and its subsidiaries.
TJ Maxx, Marshalls, HomeGoods, Winners, Homesense/HomeSense, TK Maxx and Sierra are our registered trademarks.

WHERE YOU CAN FIND MORE INFORMATION
We file annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, proxy statements and other information with the SEC. The SEC maintains a website containing all reports, proxies, information statements and all other information (http://www.sec.gov).
This prospectus constitutes a part of a registration statement on Form S-3, referred to herein, including all amendments and exhibits, as the Registration Statement that we have filed with the SEC under the Securities Act of 1933, as amended, or the Securities Act. This prospectus does not contain all of the information contained in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. We refer you to the Registration Statement and related exhibits for further information regarding us and our debt securities. The Registration Statement may be inspected at the SEC’s website at http://www.sec.gov.
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The SEC’s rules allow us to “incorporate by reference” the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file subsequently with the SEC will automatically update and supersede the information included and incorporated by reference in this prospectus. We incorporate by reference into this prospectus the documents listed below and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act (other than documents or information deemed to have been furnished and not filed in accordance with SEC rules) after the initial filing of the registration statement that contains this prospectus and prior to the time that we sell all of the securities offered by this prospectus:
•our Annual Report on Form 10-K for the year ended January 31, 2026 filed on March 31, 2026;
•our Proxy Statement on Schedule 14A filed on April 30, 2026, as supplemented by the additional definitive materials filed on April 30, 2026; and
•our Quarterly Report on Form 10-Q for the quarter ended May 2, 2026 filed on May 29, 2026.
You may obtain documents incorporated by reference into this prospectus at no cost by requesting them in writing or telephoning us at the following address:
The TJX Companies, Inc.
Attn: Global Communications
770 Cochituate Road
Framingham, MA 01701
(508) 390-2323
Copies of these filings are also available, without charge, on our website at http://www.tjx.com. The contents of our website have not been incorporated into and do not form a part of this prospectus.
Statements contained in this prospectus or in a document incorporated or deemed to be incorporated by reference herein concerning the provisions of any document filed as an exhibit to the Registration Statement are not necessarily complete and, in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statement or otherwise filed with the SEC. Each such statement is qualified in its entirety by such reference.

THE TJX COMPANIES, INC.
We are the leading off-price apparel and home fashions retailer in the United States and worldwide. We have over 5,200 stores and six branded e-commerce sites that offer a rapidly changing assortment of quality, fashionable, brand name and designer merchandise at prices generally 20% to 60% below full-price retailers’ (including department, specialty, and major online retailers) regular prices on comparable merchandise, every day.
Our mission is to deliver great value to our customers every day. In our stores and online, we offer consumers our value proposition of brand, fashion, price and quality. Our opportunistic buying strategies and flexible business model differentiate us from traditional retailers. We offer a treasure hunt shopping experience and a rapid turn of inventories relative to traditional retailers. Our goal is to create a sense of excitement and urgency for our customers and encourage frequent customer visits. We acquire merchandise in a variety of ways to support that goal. We reach a broad range of customers across income levels with our value proposition on a wide range of items. Our strategies and operations are synergistic across our retail chains. As a result, we are able to leverage our expertise throughout our business, sharing information, best practices, initiatives and new ideas, and to develop talent across our company. Further, we can leverage the substantial buying power of our businesses with our global vendor relationships.
We operate our business in four segments: Marmaxx and HomeGoods, both in the U.S., TJX Canada and TJX International, including Europe and Australia. In addition to our four segments, we operate the Sierra business.
Corporate Information
We are incorporated in the State of Delaware, and our principal executive offices are located at 770 Cochituate Road, Framingham, Massachusetts 01701 and our telephone number is (508) 390-1000.

USE OF PROCEEDS
Unless otherwise indicated in the applicable prospectus supplement, we will use the net proceeds from the sale of our debt securities offered by this prospectus for working capital and other general corporate purposes. Working capital and general corporate purposes may include repayment of debt, repurchase of shares of our common stock, capital expenditures, payment of dividends, possible acquisitions and any other purposes that may be stated in any prospectus supplement. The net proceeds may be invested temporarily or applied to repay short-term or revolving debt until they are used for their stated purpose.

DESCRIPTION OF THE DEBT SECURITIES
The following description of the debt securities sets forth the material terms and provisions of the debt securities. The debt securities will be issued under the indenture, between The TJX Companies, Inc. and U.S. Bank Trust Company, National Association (as successor in interest to U.S. Bank National Association), as Trustee, which is filed as an exhibit to the registration statement that contains this prospectus. The specific terms applicable to a particular issuance of debt securities and any variations from the terms set forth below will be set forth in the applicable prospectus supplement.
The following is a summary of the material terms and provisions of the indenture and the debt securities. You should refer to the indenture, any supplemental indenture and the applicable prospectus supplement for complete information regarding the terms and provisions of the indenture, the supplemental indenture and the debt securities. In this “Description of the Debt Securities” section, the terms “we,” “our,” “us,” the “Company” and “TJX” refer solely to The TJX Companies, Inc. and do not include its subsidiaries.
General
The debt securities will be our senior unsecured obligations and will rank equal in right of payment to all of our existing and future indebtedness and other liabilities that are not, by their terms, expressly subordinated in right of payment to the debt securities.
A prospectus supplement relating to any series of debt securities being offered will include specific terms relating to the offering. Under the indenture, the specific terms of a particular series of debt securities will include the following:
•the title of the debt securities;
•any limit on the amount(s) that may be issued;
•the person to whom any interest on the debt securities shall be payable if other than the registered holder;
•the maturity date(s) or the method by which this date or these dates will be determined;
•the interest rate, if any, or the method of computing the interest rate;
•the date or dates from which interest will accrue, or how this date or these dates will be determined, and the interest payment date or dates, if any, and any related record dates;
•the place(s) where payments, if any, will be made on the debt securities and the place(s) where debt securities may be presented for transfer or exchange;
•the period or periods within which, the price or prices at which and the terms and conditions on which we may redeem the debt securities;
•the period or periods within which, the price or prices at which and the terms and conditions on which we may be required to redeem the debt securities;
•any mandatory or optional sinking fund or similar provisions;
•if other than denominations of $2,000 and integral multiples of $1,000 in excess thereof, the denominations in which any debt securities shall be issuable;
•if other than the full principal amount, the portion of the principal amount, or the method by which the portion will be determined, of the debt securities that will be payable upon declaration of acceleration of the maturity of the debt securities;
•if other than United States dollars, the foreign currency or units of two or more foreign currencies in which payment of the principal of (and premium, if any) or interest on the debt securities may be made;
•if the principal of (and premium, if any) or interest on the debt securities is payable, at our election or election of the holders, in a foreign currency or units of two or more foreign currencies other than that in which the debt securities are stated to be payable, the period or periods within which, and the terms and conditions, upon which, such election may be made;
•any index used to determine the amount of payment of the principal of (and premium, if any) or interest on the debt securities;
•whether the debt securities will be subject to defeasance in advance of the date for redemption or the stated maturity date;

•whether the debt securities will be issued in the form of one or more global securities and, if so, the identity of the depositary for the global security or securities;
•any additional or different events of default and any change in the right of the trustee or the holders to declare principal due and payable;
•any additional or different covenants;
•the form of the notes to be issued; and
•any other terms of the debt securities.
We will have the ability under the indenture to “reopen” a previously issued series of debt securities and issue additional debt securities of that series or establish additional terms of that series.
Debt securities may be issued under the indenture as original issue discount securities. An original issue discount security is a security, including any zero-coupon security, which:
•is issued at a price lower than the amount payable upon its stated maturity; and
•provides that upon redemption or acceleration of the maturity, an amount less than the amount payable upon the stated maturity, shall become due and payable.
If a series of debt securities is issued as original issue discount securities, the special U.S. federal income tax, accounting and other considerations applicable to original issue discount securities will be discussed in the applicable prospectus supplement.
Form, Exchange and Transfer
The debt securities will be issuable as registered securities. The ownership or transfer of debt securities will be listed in the security register described in the indenture.
The indenture provides that debt securities may be issuable in global form which will be deposited with, or on behalf of, a depositary, identified in an applicable prospectus supplement. If debt securities are issued in global form, one certificate will represent a large number of outstanding debt securities, which may be held by separate persons, rather than each debt security being represented by a separate certificate.
If the purchase price, or the principal of, or any premium or interest on any debt securities is payable in, or if any debt securities are denominated in, one or more foreign currencies, the restrictions, elections, U.S. federal income tax considerations, specific terms and other information will be set forth in the applicable prospectus supplement.
Unless otherwise specified in the applicable prospectus supplement, debt securities denominated in U.S. dollars will be issued only in denominations of $2,000 and integral multiples of $1,000 in excess thereof.
Debt securities may be presented for registration of transfer with the applicable form of transfer duly executed, at the office of the Security Registrar, as defined in the indenture, without service charge and upon payments of any taxes and other governmental charges as described in the indenture. This registration of transfer or exchange will be effected upon the Security Registrar being satisfied with the documents of title and identity of the person making the request.
A debt security in global form may not be transferred except as a whole by or between the depositary for the debt security and any of its nominees or successors. If any debt security of a series is issuable in global form, the applicable prospectus supplement will describe:
•any circumstances under which beneficial owners of interests in that global debt security may exchange their interests for definitive debt securities of that series of like tenor and principal amount in any authorized form and denomination,
•the manner of payment of principal, premium and interest, if any, on that global debt security, and
•the specific terms of the depositary arrangement with respect to that global debt security.

Payment and Paying Agents
Unless otherwise specified in an applicable prospectus supplement, we will pay principal, any premium and interest on debt securities at the office of the paying agents we have designated, except that we may pay interest by check mailed to, or wire transfer to the account of, the holder. Unless otherwise specified in any applicable prospectus supplement, payment of any installment of interest on debt securities will be made to the person in whose name the debt security is registered at the close of business on the record date for this interest payment.
The paying agents outside the United States initially appointed by us for a series of debt securities, if any, will be named in the applicable prospectus supplement. In addition, we will be required to maintain at least one paying agent in each place of payment for the series.
Consolidation, Merger or Conveyance
We have the ability to merge or consolidate with, or convey, transfer or lease all or substantially all of our property, to another corporation, provided that:
•in the case we consolidate with or merge into another corporation or convey, transfer or lease our properties and assets substantially as an entirety to any person, the corporation formed by such consolidation or into which we are merged or the person which acquires by conveyance or transfer, or which leases, our properties and assets substantially as an entirety is a corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and expressly assumes, by a supplemental indenture, executed and delivered to the trustee, in form reasonably satisfactory to the trustee, the due and punctual payment of the principal of (and premium, if any) and interest on all the securities and the performance and observance of every covenant in the indenture on the part of us to be performed or observed;
•immediately after giving effect to such transaction and treating any indebtedness which becomes an obligation of ours or a subsidiary as a result of such transaction as having been incurred by us or such subsidiary at the time of such transaction, no event of default, and no event which, after notice or lapse of time or both, would become an event of default, has happened and is continuing; and
•we have delivered to the trustee an officer’s certificate and an opinion of counsel, each stating that such consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture complies with all requirements of the indenture and that all conditions precedent to the transaction have been complied with.
Events of Default
Unless otherwise specified in the applicable prospectus supplement, the following are events of default with respect to any series of debt securities issued:
•default in the payment of any interest upon any security of that series when it becomes due and payable, and continuance of such default for a period of 30 days;
•default in the payment of the principal of (or premium, if any, on) any security of that series at its maturity;
•default in the deposit of any sinking fund payment, when and as due by the terms of a security of that series;
•default in the performance, or breach, of any covenant in the indenture (other than a covenant a default in whose performance or whose breach is elsewhere in the indenture specifically dealt with or which has expressly been included in the indenture solely for the benefit of a series of securities other than the series in respect of which the event of default is being determined), and continuance of such default or breach for a period of 60 days after there has been sent to us by the trustee or to us and the trustee by the holders of at least 25% in principal amount of the outstanding securities of that series a written notice specifying such default or breach and requiring it to be remedied;
•specified events of bankruptcy, insolvency or reorganization; or
•any other events of default provided with respect to debt securities of that series.
If an event of default occurs and is continuing, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series may declare each debt security of that series due and payable immediately by a notice in writing to us, and to the applicable trustee if given by holders. If an event of default occurs because of specified events in bankruptcy, insolvency or reorganization, the principal amount of each series of debt securities will be automatically accelerated, without any action by the trustee or any holder thereof.
A holder of the debt securities of any series will only have the right to institute a proceeding under the indenture or to seek other remedies if:
•the holder has given written notice to the trustee of a continuing event of default;
•the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request;
•these holders have offered indemnity and/or security satisfactory to the trustee to institute proceedings as trustee;
•the trustee does not institute a proceeding within 60 days after its receipt of such notice, request and offer of indemnity and or/security; and
•the trustee has not received written directions inconsistent with the request from the holders of a majority of the principal amount of the outstanding debt securities of that series during such 60-day period referred to above.
We will annually file statements with the trustee regarding our compliance with the covenants in the indenture. The trustee will generally give the holders of debt securities notice within 90 days of the occurrence of an event of default known to the trustee.
Waiver, Modifications and Amendment
The holders of a majority of the principal amount of the outstanding debt securities of any particular series may, on behalf of the holders of all debt securities of the series, waive past defaults with respect to that particular series, except for:
•the payment of the principal of (or premium, if any) or interest on any security of such series; or
•defaults relating to any covenants of the indenture which cannot be changed without the consent of each holder of a debt security affected by the change.
The holders of a majority in aggregate principal amount of the outstanding debt securities of each series affected may, on behalf of the holders of all debt securities of the series, waive our compliance with some of the restrictive provisions of the indenture.
We and the trustee may amend the indenture with the consent of the holders of a majority of the principal amount of the outstanding debt securities of each series that is affected. However, without the consent of each affected holder, such changes shall not include the following with respect to debt securities held by a non-consenting holder:
•change the stated maturity of, the principal of, or any installment of principal of or interest on, any security, or reduce the principal amount, the rate of interest or any premium payable upon the redemption of any security, or reduce the amount of the principal of an original issue discount security due and payable upon a declaration of acceleration of maturity, or change any place of payment where, or the coin or currency in which, any security or any premium or the interest is payable, or impair the right to institute suit for the enforcement of any payment on or after the stated maturity (or, in the case of redemption, on or after the redemption date);
•reduce the percentage in principal amount of the outstanding securities of any series, the consent of whose holders is required for any such supplemental indenture, or the consent of whose holders is required for any waiver (of compliance with certain provisions of the indenture or certain defaults) provided for in the indenture; or
•modify any of the above requirements or the ability to waive certain covenants, except to increase any percentage or to provide that certain other provisions of the indenture cannot be modified or waived without the consent of the holder of each outstanding security affected.
For purposes of computing the required consents referred to above, the aggregate principal amount of any outstanding debt securities not payable in U.S. dollars is the amount of U.S. dollars that could be obtained for this principal amount based on the market rate of exchange for the applicable foreign currency or currency unit as determined by the trustee.

Defeasance and Covenant Defeasance
Unless otherwise specified in the applicable prospectus supplement, subject to certain conditions, we may elect either:
•defeasance, whereby we are discharged from any and all obligations with respect to the debt securities, except as may be otherwise provided in the indenture; or
•covenant defeasance, whereby we are released from our obligations with respect to certain covenants.
We may do so by depositing with the trustee money, and/or certain government securities which through the payment of principal and interest in accordance with their terms will provide money in an amount sufficient to pay the principal and any premium and interest on the debt securities, and any mandatory sinking fund or analogous payments, on their scheduled due dates. This type of a trust may only be established if, among other things, we have delivered to the trustee an opinion of counsel meeting the requirements set forth in the indenture.
Governing Law
The indenture and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.
Information Concerning the Trustee
U.S. Bank Trust Company, National Association (as successor in interest to U.S. Bank National Association) is the trustee under the indenture. We may, from time to time, borrow from or maintain deposit accounts and conduct other banking transactions with U.S. Bank Trust Company, National Association or its affiliates in the ordinary course of business.

PLAN OF DISTRIBUTION
General
The debt securities may be sold:
•to or through one or more underwriting syndicates represented by managing underwriters;
•to or through one or more underwriters without a syndicate;
•through one or more dealers or agents; or
•to investors directly in negotiated sales or in competitively bid transactions.
The prospectus supplement for each series of debt securities we sell will describe, to the extent required, information with respect to that offering, including:
•the name or names of any underwriters or agents and the respective amounts underwritten;
•the purchase price and the proceeds to us from that sale;
•any underwriting discounts and other items constituting underwriters’ compensation;
•any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers;
•any securities exchanges on which the securities may be listed; and
•any material relationships with the underwriters.
Underwriters
If underwriters are used in the sale, we will execute an underwriting agreement with those underwriters relating to the debt securities that we will offer. Unless otherwise set forth in the applicable prospectus supplement, the obligations of the underwriters to purchase these debt securities will be subject to conditions and the underwriters will be obligated to purchase all of these debt securities if any are purchased.
The debt securities subject to the underwriting agreement will be acquired by the underwriters for their own account and may be resold by them from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may be deemed to have received compensation from us in the form of underwriting discounts or commissions and may also receive commissions from the purchasers of these debt securities for whom they may act as agent. Underwriters may sell these debt securities to or through dealers. These dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agent. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time. Underwriters, dealers and agents that participate in the distribution of the offered debt securities may be underwriters as defined in the Securities Act and any discounts or commissions received by them from us and any profit on the resale of the offered securities by them may be treated as underwriting discounts and commissions under the Securities Act.
Agents
We may also sell any of the debt securities through agents designated by us from time to time. We will name any agent involved in the offer or sale of these debt securities and will list commissions payable by us to these agents in the applicable prospectus supplement. These agents will be acting on a best efforts basis to solicit purchases for the period of its appointment, unless we state otherwise in the applicable prospectus supplement.
Direct sales
We may sell any of the debt securities directly to purchasers. In this case, we will not engage underwriters or agents in the offer and sale of the applicable securities.

Indemnification
We may indemnify underwriters, dealers or agents who participate in the distribution of debt securities against certain liabilities, including liabilities under the Securities Act, and agree to contribute to payments which these underwriters, dealers or agents may be required to make.
Certain relationships
Agents, underwriters and dealers may engage in transactions with, or perform services for, us and our respective subsidiaries in the ordinary course of business.
No assurance of liquidity
The debt securities registered hereby may be a new issue of debt securities with no established trading market. Any underwriters that purchase debt securities from us may make a market in these debt securities. The underwriters will not be obligated, however, to make a market and may discontinue market-making at any time without notice to holders of the debt securities. We cannot assure you that there will be liquidity in the trading market for any debt securities of any series.

VALIDITY OF DEBT SECURITIES
The validity of the debt securities offered by this prospectus and any prospectus supplement will be passed upon for us by Ropes & Gray LLP.
EXPERTS
The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Annual Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended January 31, 2026 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14.    Other Expenses of Issuance and Distribution
The following table sets forth all fees and expenses payable by the registrant in connection with the issuance and distribution of the debt securities being registered hereby (other than underwriting discounts and commissions).

Estimated Amounts
SEC registration fee under the Securities Act	(1)(2)
Printing expenses	(2)
Legal fees and expenses	(2)
Rating agency fees	(2)
Accountants’ fees and expenses	(2)
Trustee fees and expenses	(2)
Total	(2)

(1)    Deferred in accordance with Rules 456(b) and 457(r) under the Securities Act.
(2)    The aggregate amount of these expenses will be reflected in the applicable prospectus supplement.
Item 15.    Indemnification of Directors and Officers
Section 145 of the General Corporation Law of the State of Delaware (the “DGCL”), as amended, provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. Section 145 further provides that a corporation similarly may indemnify any such person serving in any such capacity who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor, against expenses (including attorneys’ fees) actually and reasonably incurred in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or such other court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper. Indemnification provided pursuant to Section 145 is not exclusive of any other rights to which those seeking indemnification may be entitled to under any bylaw, agreement, disinterested director vote, stockholder vote or otherwise.
Article Eight of the Fifth Restated Certificate of Incorporation of TJX provides that TJX shall indemnify each person who is or was a director or officer of TJX against expenses (including attorney’s fees), judgments, fines and amounts paid in settlement to the maximum extent permitted from time to time under the DGCL. Article Eight also provides that the indemnification provided thereby shall not be exclusive of any other indemnification rights arising under any By-laws, agreement, vote of directors or stockholders or otherwise. In addition, TJX has entered into indemnification agreements with each of its directors and executive officers which affirm TJX’s obligation to indemnify them to the fullest extent permitted by law and contain various procedural and other provisions.

Section 102(b)(7) of the DGCL enables a corporation in its certificate of incorporation to eliminate or limit the personal liability of members of its board of directors and certain officers to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director or officer, provided that the corporation shall not eliminate or limit the liability of a director or officer for: (i) breaching his or her duty of loyalty to the corporation or its stockholders; (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) in the case of directors, liability under Section 174 of the DGCL; (iv) any transaction from which the director or officer derived an improper personal benefit; or (v) in the case of officers, any action by or in the right of the corporation.
Article Eight of TJX’s Fifth Restated Certificate of Incorporation provides for the elimination of personal monetary liabilities of directors of TJX for any breach of their fiduciary duties, except as otherwise required under the DGCL.
TJX maintains a directors’ and officers’ liability insurance policy.
Item 16.    Exhibits
Below is a list of exhibits filed herewith or incorporated by reference.
INDEX TO EXHIBITS

Exhibit Number	Description
1.1	Underwriting Agreement.*
4.1
Indenture, dated as of April 1, 2020, by and between the registrant and U.S. Bank Trust Company, National Association (as successor in interest to U.S. Bank National Association), as Trustee (incorporated by reference to Exhibit 4.1 of the registrant’s Current Report on Form 8-K filed with the SEC on April 1, 2020).

5.1	Opinion of Ropes & Gray LLP as to legality of the debt securities.**
23.1	Consent of PricewaterhouseCoopers LLP.**
23.2	Consent of Ropes & Gray LLP (included in Exhibit 5.1).
24.1	Powers of Attorney (included on the signature page herein).
25
Form T-1 Statement of Eligibility of Trustee under the Trust Indenture Act of 1939, as amended, of U.S. Bank Trust Company, National Association (as successor in interest to U.S. Bank National Association), as trustee.**

107	Filing Fee Table**

* To be filed subsequently on Form 8-K or by post-effective amendment.
**    Filed herewith.
Item 17.    Undertakings
(a) The undersigned registrant hereby undertakes:
(1)     To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)    to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
(iii)    to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2)     That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)     To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)     That, for the purpose of determining liability under the Securities Act, to any purchaser:
(i)     each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(ii)     each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act, shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(5)     That, for the purpose of determining liability of the registrant under the Securities Act, to any purchaser in the initial distribution of the securities:
The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)     any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)     any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii)     the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv)     any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(b)     The undersigned registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of any employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c)     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act, and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Framingham, Commonwealth of Massachusetts, on May 29, 2026.
THE TJX COMPANIES, INC.
By:    /s/ John Klinger
    Name: John Klinger
    Title: Chief Financial Officer
POWER OF ATTORNEY
KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Ernie Herrman, John Klinger, Alicia Kelly, and Erica Farrell and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments and post-effective amendments to this registration statement, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Name	Date	Name	Date
/s/ Ernie Herrman	May 29, 2026	/s/ John Klinger	May 29, 2026
Ernie Herrman, President and Chief Executive Officer and Director (Principal Executive Officer)		John Klinger, Chief Financial Officer (Principal Financial and Accounting Officer)
/s/ José B. Alvarez	May 29, 2026	/s/ Amy B. Lane	May 29, 2026
José B. Alvarez, Director		Amy B. Lane, Director
/s/ Alan M. Bennett	May 29, 2026	/s/ Carol Meyrowitz	May 29, 2026
Alan M. Bennett, Director		Carol Meyrowitz, Executive Chairman of the Board of Directors
/s/ Rosemary T. Berkery	May 29, 2026	/s/ Jackwyn L. Nemerov	May 29, 2026
Rosemary T. Berkery, Director		Jackwyn L. Nemerov, Director
/s/ David T. Ching	May 29, 2026	/s/ Charles F. Wagner, Jr.	May 29, 2026
David T. Ching, Director		Charles F. Wagner, Jr., Director
/s/ C. Kim Goodwin	May 29, 2026
C. Kim Goodwin, Director